Exhibit 3.7

CERTIFICATE OF FORMATION OF
ATI DEVELOPMENT, LLC

I.

The name of the limited liability company is ATI Development, LLC.

II.

The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808 and the name of its registered agent at such address is Corporation Service Company.

III.

The formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation on October 20, 2009.

/s/ Charles R. Wunsch
Charles R. Wunsch
Authorized Person

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION
OF
ATI DEVELOPMENT, LLC

1.	The name of the limited liability company is ATI Development, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

I.

The name of the limited liability company is American Telecasting Development, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 24th day of October, 2008,

By: /s/ Scott Andreasen
Scott Andreasen
Assistant Secretary